CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of remote knowledge, inc. (f/k/a Varitek Industries, Inc.) in the Post Effective Amendment of Form SB-2/A of our report dated May 13, 2004 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Hein & Associates LLP

Houston, Texas

July 22, 2004